Exhibit 23.2



The Board of Directors
Bacou USA, Inc.
10 Thurber Boulevard
Smithfield, RI  02917




     We consent to incorporation by reference from Bacou USA, Inc.'s Form 8-KA dated April 15, 1998 in the registration statement on Form S-8 of Bacou USA, Inc. of our report dated February 9, 1998, on our audits of the consolidated financial statements of Howard S. Leight & Associates, Inc. and subsidiaries (d/b/a/ Howard Leight Industries) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.


                                           /s/ PricewaterhouseCoopers LLP
                                              ----------------------------------
                                               PricewaterhouseCoopers LLP


San Diego, California
February 18, 1999